UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 14, 2007

Polydex Pharmaceuticals Limited
(Exact name of registrant as specified in its charter)

Commonwealth of the Bahamas	001-08366	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

421 Comstock Road, Toronto, Ontario, Canada	M1L 2H5
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (416) 755-2231

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

          On December 14, 2007, the Company announced that each of its President and Chief Executive Officer, Chief Financial Officer and Chief Operating Officer had agreed to reductions in their respective base salary compensation. As a result of these reductions, George Usher, the Company's President and Chief Executive Officer, will have his base salary reduced from $300,000 to $270,000; John Luce, the Company's Chief Financial Officer, will have his base salary reduced from $70,000 to $63,000; and Sharon Wardlaw, the Company's Chief Operating Officer, will have her base salary reduced from $120,000 to $108,000. All amounts are in Canadian dollars. A copy of the press release is attached hereto as Exhibit 99.1.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

          The disclosure set forth under Item 1.01 is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

          (d)          Exhibits

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Polydex Pharmaceuticals Limited (Registrant)
December 14, 2007 (Date)	/s/ GEORGE G. USHER George G. Usher Chairman, President and Chief Executive Officer

Exhibit Index
99.1	Press release dated December 14, 2007